Exhibit 5.A

[Letterhead of Andrews Kurth LLP]

May 6, 2005

Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

      We have acted as counsel to El Paso Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a post-effective amendment to a registration statement on Form S-3 on Form S-1 (Registration No. 333-82412) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement, as so amended, relates to the issuance, as set forth in the Registration Statement and the form of prospectus contained therein (the “Prospectus”), of 13,639,403 shares of common stock (the “Common Stock”), of the Company, on terms to be determined at the time of the offering. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

      In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus, (iv) the purchase contract agreement dated as of June 26, 2002, between the Company and JPMorgan Chase Bank as purchase contract agent (the “Purchase Contract”), and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iv) the authenticity of the originals of such documents, and (v) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution

El Paso Corporation
May 6, 2005

and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

      In rendering the opinions expressed below with respect to the Common Stock, we have assumed that (i) the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein; (ii) the consideration specified to be paid pursuant to the Purchase Contract will be so paid in full on the maturity or early settlement of the Purchase Contracts in connection with the issuance of any shares of the Common Stock; and (iii) the form and terms of the Common Stock, the issuance, sale and delivery thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, its Certificate of Incorporation or Bylaws, any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Common Stock, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

      Based on the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that, with respect to authorized but unissued Common Stock, assuming the due issuance and delivery of the Common Stock upon payment (or delivery) of the consideration therefor in accordance with the Purchase Contract, such Common Stock will be validly issued, fully paid and nonassessable.

      This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the issuance of the Common Stock, the Company will be validly existing in good standing under the law of the State of Delaware, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) at the time of issuance and delivery of the Common Stock (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective, (ii) the Prospectus will have been prepared and filed with the Commission describing the Common Stock offered thereby and (iii) all Common Stock will have been issued and sold in compliance with the Purchase Contract and applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

      We express no opinion other than as to the DGCL, and to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under

El Paso Corporation
May 6, 2005

the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

Very truly yours,

/s/ Andrews Kurth LLP

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